                                    FORM 8-K

                             Current Report Pursuant
                         To Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                                  May 24, 2000
                Date of report (Date of earliest event reported)


                                IPVOICE.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                     0-27917
                            (Commission File Number)

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
Nevada                                                                 65-0729900
(State or other Jurisdiction of Incorporation                          (I.R.S. Employer Identification No.)
or organization)

5050 N. 19th Avenue, Suite 416/417
Phoenix, Arizona                                                       85015
(Address of principal executive offices)                               (Zip Code)
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Registrant's telephone number, including area code:  (602) 335-1231


INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  Other Events

         On May 19, 2000, the Registrant completed a tender offer which reduced the outstanding shares of it Senior Convertible Preferred Stock by approximately 83%, reduced its outstanding debt by $753,450, and reduced the number of outstanding warrants to purchase common stock by 571,875. Another $186,750 of debt was restructured. In connection with the tender offer, IPVoice.com is issuing 543,876 shares of restricted common stock. A copy of the Tender Offer Statement, filed with the Securities Exchange Commission on April 21, 2000 (File Number 005-58889) is incorporated by reference. The Securities Purchase Agreements and other documents related to the tender offer are filed as exhibits to this Current Report on Form 8-K.

         On May 24, 2000, the Registrant announced the completion of a $2.5 million venture capital funding in equity financing from the Augustine Fund, L.P. and The Shaar Fund, Ltd. IPVoice.com will use the new funds to continue network sales for business, international and residential markets. The press release is filed as an exhibit to this Current Report on Form 8-K.
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ITEM 7.  Financial Statements and Exhibits.

(C) Exhibits Index

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
Exhibit           Description
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
10.46             Augustine Fund, L.P. - Securities Purchase Agreement including all exhibits.

10.47 The Shaar Fund, Ltd. - Securities Purchase Agreement including all exhibits.

99.1 Press Release issued by the Registrant on May 24, 2000 entitled "IPVoice.com, Inc. Finalizes $2.5 Million Funding Led by Augustine and Schaar Funds"
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date  June 13, 2000
      -----------------       IPVOICE.COM, INC.

                              /s/ Barbara S. Will
                              -----------------------------------------------
                              Barbara S. Will
                              Director, President and Chief Operating Officer